Exhibit 99.1
14040 Park Center Road, Suite 210, Herndon, VA 20171; 703-674-5500; Fax 703-674-5506
E-mail: info@steelcloud.com
For investor or marketing information contact: William D. Hughes at 703-674-5560, whughes@steelcloud.com
For financial information please access our web site at www.steelcloud.com
PRESS RELEASE
For Immediate Distribution
SteelCloud Announces Fiscal Third Quarter Results
Turnaround Implementation Plan on Schedule
Herndon, VA—September 13, 2006--SteelCloud, Inc. (Nasdaq: SCLD), a leading engineering and manufacturing integrator of network centric and embedded computing solutions today announced financial results for its 2006 fiscal third quarter, which ended July 31, 2006. Revenues for the quarter were $5,986,218 compared to $8,722,166 in the fiscal third quarter of 2005. The fiscal 2006 third quarter net loss was ($6,496,188) compared to a net profit of $21,087 in the third quarter of 2005. Net loss per share was ($.46) compared to a profit of $.01 per share in 2005. Factoring out non-recurring charges for the quarter, the Company’s third quarter net loss per share would have been ($.07).
The decline in revenue is attributed to a planned decrease in the sales of low margin product lines and the elimination of unprofitable businesses. The quarterly loss included a one-time, non-recurring, non-cash goodwill impairment of $4,485,657. In addition the Company experienced a non-recurring expense of $1,020,015 for restructuring, severance and other costs. Excluding one-time, non-recurring charges the net loss was approximately $990,000 for the quarter compared to $1.1 million during Q2 2006.
Nine-month, year-to-date revenues totaled $18,826,293. Net income for the nine-month period totaled a loss of ($9,255,385) compared to a profit of $803,684 for the corresponding period in 2005. Excluding the one-time, non-recurring charges the net loss for the nine-month period was approximately $2.9 million or ($.20) per share.
“As previously disclosed, third quarter operating results were anticipated,” said Clifton W. Sink, SteelCloud President & Chief Executive Officer. “Management changes were made, unprofitable activities discontinued, organizational structures streamlined and the entire sales organization revamped. Taking these Goodwill write-offs and restructuring expenses now paves the way for our Company turnaround. Going forward, the focus for the new SteelCloud is on markets, products and initiatives that drive new, high margin business. Progress is already underway. In just the past six (6) weeks we have increased our backlog for the current quarter by over $2 million. Our plan continues to call for a return to profitability in 2007.”

2006 Third Quarter Highlights:
•	Vice Admiral E. A. Burkhalter Jr. USN (Ret.) was elected Chairman of the Board. Greg Bedner and Clifton Sink were appointed to the Board of Directors. David FitzHugh and Mitch Turpyn, both experienced industry executives were appointed Vice President of Marketing and Vice President of Sales respectively.
•	In June 2006 the Company successfully passed the required continuing assessment audit for ISO 9001:2000 Quality Management System certification.
•	Cash Assets. Cash & cash equivalents were approximately $3.4 Million on July 31, 2006.
•	Working Capital. Over $5.8 million.
•	Current Ratio. Current assets are approximately 2.6 times current liabilities.
•	Effective July 24, 2006, SteelCloud server products meet RoHS (Restriction of Hazardous Substances) standards.
As previously announced, the Company will hold a telephone conference call at 10:00 AM EDT on Thursday, September 14 to discuss the release. Clifton W. Sink, SteelCloud President and Chief Executive Officer, will host the call. For investors interested in joining the telephone conference call, please dial 1-800-240-6709 (USA); for international calls dial 1-303-262-2194 and reference SteelCloud. A recording of the earnings call will be available until September 21, 2006 and will be accessible by dialing 1-800-405-2236 (USA) or 1-303-590-3000 (International) and keying in 11070743.
About SteelCloud
SteelCloud is an engineering and manufacturing integrator specializing in network centric and embedded computing solutions for the federal government and independent software vendors. The Company designs and manufactures specialized servers and appliances for federal integrators, software vendors and volume users. The Company’s ISO 9001:2000 certified Quality Management System provides procedures for continuous quality improvement in all aspects of its business. Over its nearly 20-year history, SteelCloud has won numerous awards for technical excellence and customer satisfaction. SteelCloud can be reached at 703-674-5500. Additional information is available at www.steelcloud.com.
"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward looking statements that involve a number of risks and uncertainties. It is possible that the assumptions made by management are not necessarily the most likely and may not materialize. In addition, other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the computer industry and general economy; competitive factors; ability to attract and retain personnel, including key sales and management personnel; the price of the Company's stock; and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q; and any reports on Form 8K. SteelCloud takes no obligation to update or correct forward-looking statements.

STEELCLOUD, INC.
CONSOLIDATED BALANCE SHEET
	October 31, 2005	July 31, 2006
		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$6,657,367	$3,406,060
Accounts receivable, net	5,777,154	4,526,928
Inventory, net	1,218,596	857,337
Prepaid expenses and other current assets	264,968	361,711
Deferred contract cost	94,549	226,416

Total current assets	14,012,634	9,378,452

Property and equipment, net	1,255,666	1,134,114
Equipment on lease, net	698,285	459,060
Goodwill and other intangible assets, net	4,571,992	—
Deferred tax asset	400,000	—
Other assets	114,060	61,967

Total assets	$21,052,637	$11,033,593

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,467,028	$2,126,115
Accrued expenses	982,149	1,143,795
Notes payable, current	70,952	47,631
Unearned revenue	310,940	277,025

Total current liabilities	4,831,069	3,594,566

Notes payable, long-term	63,088	32,855
Other	161,166	461,964

Total long-term liabilities	224,254	494,819

Stockholders’ equity
Preferred stock, $.001 par value: 2,000,000 shares authorized, no shares issued and outstanding at October 31, 2005 and July 31, 2006	—	—
Common stock, $.001 par value: 50,000,000 shares authorized, 14,449,271 and 14,609,274 shares issued at October 31, 2005 and July 31, 2006, respectively	14,449	14,609
Additional paid in capital	49,579,868	49,781,987
Treasury stock, 400,000 shares at October 31, 2005 and July 31, 2006, respectively	(3,432,500)	(3,432,500)
Accumulated deficit	(30,164,503)	(39,419,888)

Total stockholders’ equity	15,997,314	6,944,208

Total liabilities and stockholders’ equity	$21,052,637	$11,033,593

STEELCLOUD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	Three Months Ended July 31,		Nine Months Ended July 31,
	2005	2006	2005	2006

Revenues
Products	$7,970,288	$5,374,379	$24,282,772	$16,865,230
Services	751,878	611,839	2,351,557	1,961,063

Total revenues	8,722,166	5,986,218	26,634,329	18,826,293

Cost of revenues
Products	6,019,563	4,265,321	17,815,640	13,652,289
Services	553,451	509,672	1,615,767	1,567,320

Total cost of revenues	6,573,014	4,774,993	19,431,407	15,219,609

Gross profit	2,149,152	1,211,225	7,202,922	3,606,684

Selling and marketing	450,061	701,856	1,259,654	1,914,008
Research and product development	208,405	151,346	599,700	457,152
General and administrative	1,451,026	1,338,523	4,475,820	4,546,921
Amortization of other intangible assets	28,778	28,778	86,335	86,335
Severance and restructuring costs	—	839,642	—	839,642
Impairment of goodwill and other intangibles	—	4,485,657	—	4,485,657

Income (loss) from operations	10,882	(6,334,577)	781,413	(8,723,031)

Other (income) expense
Interest (income), net	(10,205)	(12,750)	(22,276)	(42,007)
Other expense	—	174,361	—	174,361

Total other (income) expense	(10,205)	161,611	(22,276)	132,354

Income (loss) before income taxes	21,087	(6,496,188)	803,689	(8,855,385)

Provision for income taxes	—	—	—	400,000

Net income (loss)	21,087	(6,496,188)	803,689	(9,255,385)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.01	$(0.46)	$0.06	$(0.66)
Diluted earnings (loss) per share	$0.01	$(0.46)	$0.06	$(0.66)

Weighted-average shares outstanding, basic	13,981,101	14,209,274	13,899,857	14,119,089
Weighted-average shares outstanding, diluted	14,581,143	14,209,274	14,481,124	14,119,089